Exhibit 99.1

GLOBAL GATE PROPERTY CORP (“GGPC”).
Expansion Into China Forestry Sector

DENVER, Colorado. -- (BUSINESS WIRE) – December 1, 2010 –GGPC is pleased to announce that it has signed a Memorandum of Understanding (“the Agreement”) with China’s largest dedicated forestry valuation company, Beijing Sino Forest Assets Appraisal Co Ltd (“BSFAA”), to work together on identifying opportunities in and promoting China’s forestry sector.

China is one of the largest users of forestry products in the world, a demand that is growing as its economy continues to expand.  Unable to meet demand from its own resources, China is the largest importer of wood pulp and logs in the world, and is actively looking at ways of promoting its own domestic industry to reduce its reliance on imports and meet any shortages in supply and rising costs.

BSFAA is China's largest dedicated forest resources assessment and professional assets appraisal firm.  Its core business is the valuation of forestry resources in China, including forestry land appraisal, asset transfer value assessment, forest ecosystem valuation, valuation of forest landscape resources, assessment of forest resources, asset loss valuation and forestry enterprises financing, capital operation, consulting and design.

BSFAA has more than 60 staff, with its headquarters in Beijing and operations in Heilongjiang, Jilin, Inner Mongolia, Yunnan, Guangdong, Guizhou, Hainan, enabling it to cover the key forestry sectors and markets in China.

Under the Agreement, GGPC will have access to BSFAA’s offices and network across China, and the parties will work together to identify investment opportunities, raise capital for projects and develop the forestry sector in China.

Gary Ohlbaum, Global Gate Property CEO, stated: “BSFAA has built up detailed knowledge of the sector and a network of contacts in China which we are looking to tap into to identify investment opportunities in this growing sector.  We have identified forestry land as one of several areas in the agriculture sector that we will invest in, with China the most attractive opportunity at present given its huge local demand for forestry products, and the possibility of capital growth for our investment from both China’s strong economic growth and under valued currency relative to the US dollar.”

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities & Exchange Commission, available on its web site (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

About Beijing Sino Forest Asset Appraisal Co Ltd
Beijing Sino-forest Assets Appraisal Co., Ltd. is China's largest dedicated forest resources assessment and assets appraisal firm.  The company is authorized by China’s Ministry of Finance and Director of the State as forest resources assessment experts.  For additional information, visit the company’s web site (in Chinese) www.zhl-cpv.com

About Global Gate Property
GGPC is a NASDAQ OTCBB (stock code GGPC) listed international real estate group, focused on opportunities for real estate related investments and services globally.  GGPC has offices and associates in North America, Asia and Europe.  For additional information, visit www.globalgateproperties.com, or email info@globalgateproperty.com